Exhibit 1

Schedule I

Information regarding each director and executive officer of Phillips 66, Phillips 66 Company, and Phillips 66 Project Development Inc. is set forth below.

Phillips 66
Name, Title	Principal Occupation	Citizenship
Directors

Greg C. Garland	Chairman of the Board and Chief Executive Officer of Phillips 66	U.S.

Gary K. Adams	Director, Phillips 66	U.S.

Julie L. Bushman	Director, Phillips 66	U.S.

Lisa Ann Davis	Director, Phillips 66	U.S.

Charles M. Holley	Director, Phillips 66	U.S.

John E. Lowe	Non-Executive Chairman, Apache Corporation	U.S.

Denise L. Ramos	Director, Phillips 66	U.S.

Denise R. Singelton	Executive Vice President, General Counsel and Secretary, WestRock	U.S.

Douglas T. Terreson	Director, Phillips 66	U.S.

Glenn F. Tilton	Director, Phillips 66	U.S.

Marna C. Whittington	Director, Phillips 66	U.S.

Executive Officers

Greg C. Garland	Chairman of the Board and Chief Executive Officer	U.S.

Mark E. Lashier	President and Chief Operating Officer	U.S.

Robert A. Herman	Executive Vice President, Refining	U.S.

Brian M. Mandell	Executive Vice President, Marketing and Commercial	U.S.

Kevin J. Mitchell	Executive Vice President, Finance and Chief Financial Officer	U.S.

Timothy D. Roberts	Executive Vice President, Midstream	U.S.

Vanessa Allen Sutherland	Executive Vice President, Legal and Government Affairs, General Counsel, and Corporate Secretary	U.S.

J. Scott Pruitt	Vice President and Controller	U.S.

Phillips 66 Company
Name, Title	Principal Occupation	Citizenship
Directors

Vanessa Allen Sutherland	Executive Vice President, Legal and Government Affairs, General Counsel, and Corporate Secretary (Phillips 66)	U.S.

Judith A. Vincent	Vice President and Treasurer (Phillips 66)	U.S.

Executive Officers

Greg C. Garland	Chairman of the Board and Chief Executive Officer	U.S.

Mark E. Lashier	President and Chief Operating Officer	U.S.

Phillips 66 Company
Name, Title	Principal Occupation	Citizenship
Robert A. Herman	Executive Vice President, Refining	U.S.

Brian M. Mandell	Executive Vice President, Marketing and Commercial	U.S.

Kevin J. Mitchell	Executive Vice President, Finance and Chief Financial Officer	U.S.

Timothy D. Roberts	Executive Vice President, Midstream	U.S.

Vanessa Allen Sutherland	Executive Vice President, Legal and Government Affairs, General Counsel, and Corporate Secretary	U.S.

J. Scott Pruitt	Vice President and Controller	U.S.

Phillips 66 Project Development Inc.
Name, Title	Principal Occupation	Citizenship
Directors

Vanessa Allen Sutherland	Executive Vice President, Legal and Government Affairs, General Counsel, and Corporate Secretary (Phillips 66)	U.S.

Judith A. Vincent	Vice President and Treasurer (Phillips 66)	U.S.

Executive Officers

Timothy D. Roberts	President	U.S.

Robert A. Herman	Vice President	U.S.

Vanessa Allen Sutherland	Vice President	U.S.

Brian M. Mandell	Vice President	U.S.

Ron W. Armstrong	Vice President	U.S.

Graham N. Fisher	Vice President	U.S.

Benjamin Hur	Vice President	U.S.

Michael J. Wirkowski	Vice President	U.S.

J. Scott Pruitt	Vice President	U.S.

Judith A. Vincent	Vice President and Treasurer	U.S.

Heather B. Crowder	Vice President and General Tax Officer	U.S.

Julie P. Pradel	Vice President and Secretary	U.S.